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                                                                     EXHIBIT 2.8

                             CONTRIBUTION AGREEMENT
          (TRANSFER OF 99% OF REIT MANAGEMENT ASSETS FROM MENDIK/FW LLC
                          TO THE OPERATING PARTNERSHIP)


            THIS CONTRIBUTION AGREEMENT (this "Agreement") is made and entered into as of April 15, 1997, by and between FW/Mendik REIT, L.L.C., a Delaware limited liability company ("Contributor"), and The Mendik Company, L.P., a Delaware limited partnership (the "Operating Partnership").

            WHEREAS, Contributor desires to contribute to the Operating Partnership an undivided ninety-nine percent (99%) interest in all of Contributor's rights and obligations under the property management contracts listed on Schedule 1 hereto (which rights were acquired by Contributor indirectly from Mendik Realty Company, Inc., a New York corporation ("Mendik Realty"), and which rights are exclusive of Mendik Realty's right to receive management fees and leasing commissions that are earned as of the date hereof but not yet paid) (the "REIT Management Assets"), in exchange for an interest in the Operating Partnership, and the Operating Partnership desires to accept such contribution and issue such interest to Contributor;

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

            1. Contribution of REIT Management Assets . Contributor hereby contributes to the Operating Partnership, without recourse or warranty, an undivided ninety-nine percent (99%) interest in all of Contributor's right, title and interest in and to the REIT Management Assets (the "Contribution"). The Operating Partnership hereby accepts from Contributor the Contribution and assumes all obligations of Contributor with respect to the REIT Management Assets from and after the date hereof.

            2. Consideration. In consideration for the REIT Management Assets, the Operating Partnership hereby issues to Contributor a limited partner interest in the Operating Partnership, as described in that certain Master Consolidation Agreement dated as of March 12, 1997 among Contributor, the Operating Partnership and certain other parties thereto.

            3. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
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            IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be duly executed and delivered on its behalf as of the date first above written.
                             FW/MENDIK REIT, L.L.C.


                             By: Mendik Holdings LLC


                               By:  Mendik Holdings, Inc., Member


                                    By: /s/ David R. Greenbaum
                                        ----------------------------
                                          David R. Greenbaum
                                          President



                            THE MENDIK COMPANY, L.P.


                              By:  The Mendik Company, Inc., General Partner


                              By: /s/ David R. Greenbaum
                                  -------------------------------------
                                  David R. Greenbaum
                                  President
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                                  Schedule 1 to
                             Contribution Agreement
                      (Transfer of REIT Management Assets)


866 U.N. PLAZA
Management Agreement between 866 U.N. Plaza Associates and Mendik Realty Company, Inc., dated as of June 1, 1978.

1740 BROADWAY
Management Agreement between 1740 Broadway Associates L.P. and Mendik Realty Company, Inc., dated as of December 17, 1990.

TWO PENN PLAZA
Management Agreement between Two Penn Plaza Associates and Mendik Realty Company, Inc., dated as of January 1, 1979.

11 PENN PLAZA
Real Estate Management Agreement between 393 Seventh Associates (now known as Eleven Penn Plaza Company) and Mendik Realty Company, Inc., dated as of January 1, 1982, as amended by First Amendment to Real Estate Management Agreement , dated as of September 30, 1994.